Exhibit 10.1                                                   EXECUTION COPY

                      AMENDMENT No. 2 TO NETWORK AGREEMENT


         This Amendment No. 2 to Network Agreement, dated as of September 29, 2004 (this "Amendment"), is by and among Commerce Bancorp, Inc., a New Jersey corporation ("Bancorp"), Commerce Bank/Harrisburg, N. A., a national banking association ("Commerce Harrisburg"), and Pennsylvania Commerce Bancorp, Inc., a Pennsylvania corporation ("PA Bancorp"). (PA Bancorp and Commerce Harrisburg are hereinafter both individually and collectively referred to as a "Member").

                                    RECITALS

         Since its formation Commerce Harrisburg has been a member of Bancorp's network of banks (the "Commerce Network") and obtained access to Bancorp's system of banking comprised of the procedures, trade secrets and other information which related to the banking business as either originated or adopted by Bancorp. On January 1, 1997, Bancorp and Commerce Harrisburg entered into a Network Agreement by which Commerce Harrisburg continued its status as a member of the Commerce Network and in April of 2002, the Network Agreement was amended to add PA Bancorp as a party to the Network Agreement and to amend the Network Agreement as provided therein (the Network Agreement, as amended, the "Network Agreement").

         The parties hereto now wish to further amend the Network Agreement as provided herein.

         NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

         1. Amendment to Section 1.2 and New Section 1.3. Section 1.2 of the Network Agreement is hereby amended and restated in its entirety as follows and a new Section 1.3 of the Network Agreement is hereby added to read in its entirety as follows:

                  1.2 Subject to the termination provisions contained elsewhere herein, the term of this Network Agreement shall be for a term of five years beginning on the date hereof, subject, however, to automatic renewal and extension for additional five year periods as set forth below.

                  1.3 Either party may terminate this Agreement on any "fifth anniversary date" of this Network Agreement by giving to the other party written notice thereof at least 360 days prior to any such "fifth anniversary date". The first applicable "fifth anniversary date" shall be January 1, 2010. As a result of the foregoing notice being given by either party hereunder, the term will expire on the applicable "fifth anniversary date", subject to the terms and conditions set forth herein.

         2. New Section 6. New Section 6 of the Network Agreement is hereby added to read in its entirety as follows:




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              6. Change In Control.

                  6.1 Anything in this Network Agreement to the contrary
              notwithstanding, in the event there shall have been a "change in control" (as hereinafter defined) of either PA Bancorp or Commerce Harrisburg, Bancorp may terminate the Network Agreement upon 360 days prior written notice to the Member. In the event there shall have been a "change in control" of Bancorp, Member may terminate this Agreement upon 360 days prior written notice to Bancorp.

                  6.2 For purposes of this Section 6 of the Network Agreement, a
              "change in control" shall mean a change in control of the applicable party of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as amended (the "Exchange Act"), as enacted and enforced on the date hereof, whether or not the applicable party is subject to such reporting requirement; provided that without limitation such a "change in control" of a party hereto shall have been deemed to conclusively occur when any of the following events shall have occurred without the prior written consent of the other parties hereto:

                      (i) within any period of two consecutive years during the
              term of the Network Agreement, a change in at a least a majority of the members of the board of the applicable party or the addition of seven or more new members to the board of the applicable party; or

                      (ii) a person or group acting in concert as described in
              Section 13(d)(2) of the Exchange Act holds or acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of a number of common shares of the applicable party which constitutes either (a) more than fifty percent of the shares which voted in the election of directors of the applicable party at the shareholders' meeting immediately preceding such determination or (b) more than thirty percent of the applicable party's outstanding common shares. For purposes of this Section
              6.2 hereof, unexercised warrants or options or unconverted nonvoting securities shall count, for this purpose, as constituting beneficial ownership of the applicable party's common shares into which the warrants or options are exercisable or the nonvoting convertible securities are convertible, notwithstanding anything to the contrary contained in Rule 13d-3 of the Exchange Act; or

                      (iii) any merger, consolidation, share exchange,
              recapitalization, business combination or other similar transaction in which the other party thereto or its shareholders will own 30% or more of the combined voting power of the surviving entity resulting from any such transaction; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 30% or more of the assets of the applicable party and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (c) any tender offer or exchange offer for 30% or more of any class of equity security of the applicable party or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; (d) any other transaction or series of related transactions pursuant





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              to which any third party proposes to acquire control of assets of the applicable party and its subsidiaries having a fair market value equal to or greater than 30% of the fair market value of all of the assets of the applicable party and its subsidiaries, taken as a whole, immediately prior to such transaction; or (e) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         3. Delete Section 8.1(d). Section 8.1(d) of the Network Agreement is hereby amended and restated in its entirety as follows:

                  (d) [INTENTIONALLY OMITTED.]

         4. Amendment to Section 8.2. The last sentence of Section 8.2 reading "In addition, Bancorp may terminate this Network Agreement without cause upon 180 days prior written notice to Member" is hereby deleted in its entirety and
Section 8.2 of the Network Agreement is hereby amended and restated in its entirety as follows:

                  8.2 Upon the occurrence of any of the events set forth in
              Section 8.1, Bancorp may, without prejudice to any other rights or remedies contained in this Network Agreement or provided by law or equity, terminate this Network Agreement upon 360 days prior written notice, provided, however, that if the event of default is under Sections 8.1(a), (b), (c) and/or (e), Bancorp shall give Member written notice of the event of default and provide Member with 30 days to cure such event of default.

         5. Delete Section 8.3. Section 8.3 of the Network Agreement is hereby deleted in its entirety.

         6. Amendment to Section 8.4(c). The last sentence of Section 8.4(c) is hereby amended and restated in its entirety as follows:

              Further, Member shall make such modifications or alterations to the former Member premises immediately upon termination of this Network Agreement as may be necessary to prevent the operation of any business thereon by itself or others in derogation of the Commerce Network and Member shall ensure that all Member premises (both on the date of the termination of this Network Agreement and those created thereafter) shall not infringe upon, make unfair use of, unfairly compete with or present a confusingly similar look and feel to, any Commerce Network trade dress as used in the decor, layout, or other arrangement of Commerce Network premises. Nothing herein contained shall be construed to require Network to alter the exterior facade or design or any of Member's branch banking facility in existence on the date of termination.

         7. Counterparts. This Amendment may be executed in several counterparts, and all such executed counterparts will constitute the same agreement.

         8. Defined Terms. Initially capitalized terms used and not defined in this Amendment have the meanings ascribed to them in the Network Agreement.

         9. Full Force and Effect. Except as amended hereby, the Network Agreement shall remain in full force and effect.





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         IN WITNESS WHEREOF, the parties to this Amendment have caused this
Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

Commerce Bancorp, Inc.                       Pennsylvania Commerce Bancorp, Inc.


By:  /s/ Douglas J. Pauls                    By: /s/ Gary L. Nalbandian
     ----------------------------                ----------------------------
     Douglas J. Pauls, Senior Vice President     Gary L. Nalbandian, President/
     and Chief Financial Officer                 Chief Executive Officer

Commerce Bank/Harrisburg, N. A.                  Address of Member

                                                 100 Senate Avenue
By:  /s/ Gary L. Nalbandian                      East Pennsboro Township
     ----------------------------                Camp Hill, PA  17011
     Gary L. Nalbandian, President/
     Chief Executive Officer






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